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                                                                   EXHIBIT 10.55

                            STOCK PURCHASE AGREEMENT


         THIS STOCK PURCHASE AGREEMENT is entered into effective June 20, 2000, by and between UICI, a Delaware corporation ("Seller"), and The MEGA Life and Health Insurance Company, an Oklahoma corporation ("Purchaser"), for the purpose of Purchaser acquiring from Seller all of the outstanding capital stock of AMLI Realty Co., a Delaware corporation ("ARCO").

                                   WITNESSETH:

         WHEREAS, ARCO presently has outstanding a single class of common stock ("Shares"), of which Eleven Thousand Eight Hundred Seventy-three and Six Tenths (11,873.6) Shares have been issued to Seller; and

         WHEREAS, said Shares are the only issued and outstanding capital stock of ARCO, with the exception of 907 shares owned by a wholly-owned subsidiary of ARCO; and

         WHEREAS, Purchaser desires to purchase from Seller and Seller desires to sell to Purchaser one hundred percent (100%) of the issued and outstanding Shares owned by Seller on the terms and subject to the conditions set forth herein,

         NOW, THEREFORE, for and in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

         1. Seller hereby sells and assigns to Purchaser Eleven Thousand Eight Hundred Seventy-three and Six Tenths (11,873.6) Shares of common stock of ARCO. In consideration therefor, Purchaser shall pay Seller cash in the amount of $20,032,933.00. The purchase price is equal to the net book value of ARCO at April 30, 2000.

         2. Seller agrees that any amounts attributable to any bad debts of ARCO as of the closing date shall be paid to Purchaser.

         3. As a material inducement to Purchaser to enter into this Agreement and purchase the Shares, Seller and ARCO, jointly and severally, represent and warrant that: (i) ARCO is a corporation duly incorporated and validly existing under the laws of the State of Delaware and is qualified to do business in every jurisdiction in which its ownership or property or conduct of its business requires it to qualify; (ii) ARCO has all requisite corporate power and authority and all material licenses, permits, and authorizations necessary to own and operate its properties and to carry on its


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                  business as now conducted; (iii) the authorized capital stock of ARCO consists of 25,000 shares of common stock, $0.20 par value, and 1,000 shares of preferred stock, $0.01 par value, of which 11,873.6 shares of common stock are owned, beneficially and of record, by Seller, and 907 shares are owned, beneficially and of record, by a wholly-owned subsidiary of ARCO, and no other stock of ARCO is issued and outstanding; (iv) ARCO nor Seller have agreed, orally or in writing, to issue any stock or securities or securities convertible or exchangeable for any Shares of its stock, nor have they agreed, orally or in writing, to issue any options or rights to purchase or otherwise acquire the capital stock of ARCO; (v) the Balance Sheet of ARCO at April 30, 2000, a copy of which is attached hereto attached as Exhibit 1, fairly represents the financial position of ARCO at said date; (vi) except as set forth in Exhibit 2, there are no material actions, suits, proceedings, orders, investigations, or claims pending or, to the best of Seller's and ARCO's knowledge, overtly threatened against ARCO or any property of either, at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality; (vii) ARCO is not subject to any arbitration proceedings under any collective bargaining agreements or otherwise, or, to the best of Seller's and ARCO's knowledge, any governmental investigations or inquiries; and (viii), to the best knowledge of Seller and the directors and responsible officers of ARCO, there is no basis for any of the foregoing.

         4. As a material inducement to Seller to enter into this Agreement and sell the Shares, Purchaser hereby represents and warrants to Seller as follows: (i) Purchaser is a corporation duly incorporated and validly existing under the laws of the State of Oklahoma, and has all requisite corporate power and authority to enter into this Agreement and perform its obligations hereunder; (ii) the execution, delivery, and performance by Purchaser of this Agreement and all other agreements contemplated hereby to which Purchaser is a party will have been duly and validly authorized by all necessary corporate action of Purchaser, and this Agreement and each such other agreement, when executed and delivered by the parties thereto, will constitute the legal, valid and binding obligation of Purchaser enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, and similar statutes affecting creditors' rights generally and judicial limits on equitable remedies; (iii) the execution, delivery, and performance by Purchaser of this Agreement and all other agreements contemplated hereby to which Purchaser is a party will not result in a breach or violation of, or constitute a default under, its Articles of Incorporation or Bylaws or any material


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                  agreement to which Purchaser is a party or by which Purchaser is bound; (iv) except as set forth on Exhibit 3, Purchaser is not required to submit any notice, report, or other filing with any governmental or regulatory authority in connection with the execution and delivery by Purchaser of this Agreement and the consummation of the purchase and no consent, approval, or authorization of any governmental or regulatory authority is required to be obtained by Purchaser or any affiliate in connection with Purchaser's execution, delivery and performance of this Agreement and the consummation of the purchase; and (v) there are no actions, suits, proceedings, or governmental investigations or inquiries pending or, to the knowledge of Purchaser, threatened against Purchaser or its properties, assets, operations or businesses that might delay, prevent, or hinder the consummation of this purchase.

         5. This Agreement contains the entire contract and supersedes any and all other agreements, oral or written, between the parties hereto with respect to the subject matter hereof and contains all of the covenants and agreements between the parties with respect to such matters.

         6. This Agreement may not be modified, changed, or amended in any respect unless agreed upon in writing and signed by the parties hereto.

         7. This Agreement shall be governed by and construed in accordance with the laws of the State of Oklahoma.

         8. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors, assigns, heirs and legal beneficiaries.

         9. If at any time during the term of this Agreement any dispute, difference or disagreement shall arise upon or in respect of the Agreement, and the meaning and construction thereof, every such dispute, difference and disagreement shall be referred to a single arbiter agreed upon by the parties, or if no single arbiter can be agreed upon, an arbiter or arbiters shall be selected in accordance with the rules of the American Arbitration Association, and such dispute, difference, or disagreement shall be settled by arbitration in accordance with the then prevailing commercial rules of the American Arbitration Association, and judgment upon the award rendered by the arbiter may be entered in any court having jurisdiction thereof.


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         10.      This Agreement or any section thereof shall not be construed against any party due to the fact that said Agreement or any section thereof was drafted by said party.

         11. The parties hereto shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of the Agreement.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

         PURCHASER:                             SELLER:

         The MEGA Life and Health               UICI
           Insurance Company


         By:                                    By:
             -------------------------              ------------------------
             Charles T. Prater                      Gregory T. Mutz
             President                              President


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